Exhibit 99.1

FOR IMMEDIATE RELEASE

UTEK CORPORATION APPOINTS Rt. Hon. FRANCIS MAUDE AS DIRECTOR

PLANT CITY, FL—(Business Wire)—April 19, 2006, UTEK Corporation (AMEX & LSE-AIM: UTK), the technology transfer company, announced today that Rt. Hon. Francis Maude, MP was elected by UTEK’s board of directors to serve as a member of the board of directors, effective June 1, 2006.

Mr. Maude was first elected as a Member of the Parliament of the United Kingdom in 1983. He currently serves as a Member of Parliament and Chairman of the Conservative Party, one of the two main political parties in the United Kingdom. He has served in numerous senior government positions in the United Kingdom, including Minister for Corporate and Consumer Affairs at the Department of Trade and Industry, Minister of State at the Foreign and Commonwealth Office and the Financial Secretary to the Treasury.

He is currently the Chairman of Prestbury Holdings plc, Jubilee Investment Trust plc, Hemisphere Property Fund, and The Mission Marketing Group. He is also the Deputy Chairman of Benfield Group Ltd. In addition, Mr. Maude is currently a director of Mediasurface plc, Benfield Ltd., a subsidiary of Benfield Group Ltd., Conservatives for Change Ltd. and Globalink International Ltd.

He has previously served as a director of Asda Group plc, Morgan Stanley (UK), Salomon Brothers (UK), Incepta Group plc (where he was Chairman prior to its merger with Huntsworth plc), Huntsworth plc, Dynamis plc, The Spectator (1828) Ltd., Policy Exchange Ltd. and Performing Business Ltd.

UTEK’s Chairman and Chief Executive Officer, Clifford M. Gross, Ph.D. stated, “We are delighted to welcome Francis Maude to UTEK’s Board. We believe that his wide ranging business and political experience will help further expand UTEK’s business, especially within the UK.”

Mr. Maude commented: “I’m very pleased to join the Board of UTEK as this forward-looking company expands its activities in the UK.”

About UTEK Corporation

UTEK® is a leading, market-driven technology transfer company that enables companies to rapidly acquire innovative technologies from universities and research laboratories worldwide. UTEK facilitates the identification and then finances the acquisition of external technologies for clients in exchange for their equity securities. This unique process is called U2B®. In addition to its U2B® service, UTEK offers both large and small capitalization companies the tools to search, analyze and manage university intellectual properties. UTEK has operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK, as appropriate, and the valuation of UTEK’s investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and UTEK does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK’s dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filings with the Securities and Exchange Commission.

Contacts:
UTEK Corporation:
USA:
Tania Bernier	813-754-4330 x223
UK: Bankside Consultants
Steve Liebmann or Susan Scott	+44 20-7367-8883